Exhibit 99.1

Release date: March 23, 2009	Contact:	Steven F. Nicola
Chief Financial Officer, Secretary &
Treasurer
412-442-8262

MATTHEWS INTERNATIONAL CORPORATION PROVIDES
MID-YEAR UPDATE TO EARNINGS GUIDANCE

PITTSBURGH, PA, MARCH 23, 2009 - Matthews International Corporation (NASDAQ GSM: MATW) today provided an update to the Company’s earnings guidance for the fiscal year ending September 30, 2009.

Joseph C. Bartolacci, President and Chief Executive Officer, reported:  “With the severity of the decline in global economies, it is becoming increasingly difficult for many companies to achieve growth in profitability this year.  For our Company, buying patterns of customers in both the Memorialization and Brand Solutions businesses have also been affected by the current recession, impacting unit volumes and product mix.  Although we saw signs of some improvement in December 2008, specifically in our Memorialization businesses, our results in January and February were more reflective of the continued economic challenges.  In our recent earnings reports, we communicated targeted earnings growth for fiscal 2009 at a moderately lower rate than our long-term growth objective.  At this point, based on the expectation that the economic downturn will continue through the remainder of our fiscal year, we believe it is appropriate to be more cautious with our earnings projections.

It is important to note that our business leaders have taken numerous actions to adjust the cost structures of their operations to reflect current revenue run rates.  We are continuing to evaluate further actions on an ongoing basis.  As a result, with the actions that we have taken to date, and plan to take, to mitigate the impact of the economic downturn, combined with the recent decline in commodity costs (such as copper, steel and fuel), we are currently expecting only a modest decline (less than 8%) in profitability from fiscal 2008 (excluding unusual items from both periods).  If economic conditions improve and favorably impact our unit volumes and product mix, we still have a reasonable degree of confidence that we can achieve fiscal 2009 earnings near our fiscal 2008 earnings levels (excluding unusual items from both periods).  Additionally, we believe our actions have put the Company in a good position to achieve our long-term growth objectives as the economy improves."

Matthews International Corporation                                                                                   2 of 2                                                                          March 23, 2009

Matthews International Corporation, headquartered in Pittsburgh, Pennsylvania, is a designer, manufacturer and marketer principally of memorialization products and brand solutions.  Memorialization products consist primarily of bronze memorials and other memorialization products, caskets and cremation equipment for the cemetery and funeral home industries.  Brand solutions include graphics imaging products and services, marking products, and merchandising solutions.  The Company’s products and services include cast bronze memorials and other memorialization products; caskets; cast and etched architectural products; cremation equipment and cremation-related products; mausoleums; brand management; printing plates and cylinders, pre-press services and imaging services for the primary packaging and corrugated industries; marking and coding equipment and consumables, and industrial automation products for identifying, tracking and conveying various consumer and industrial products, components and packaging containers; and merchandising display systems and marketing and design services.

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct.  Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in economic conditions, competitive environment, death rate, foreign currency exchange rates, and technological factors beyond the Company’s control.